UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2007

THE PROVIDENCE SERVICE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50364	86-0845127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2007, our wholly-owned subsidiary, Children’s Behavioral Health, Inc. (“CBH”), acquired substantially all of the assets of Family & Children’s Services, Inc. (“FCS”) located in Sharon, Pennsylvania under an asset purchase agreement dated as of October 5, 2007 by and among CBH, FCS and Mary L. White, an individual. The purchase price consisted of $8.2 million in cash and the balance in a $1.8 million unsecured subordinated promissory note that bears a fixed interest rate of 4% per annum. Under the terms of the promissory note $300,000 is due in six months and $1.5 million is due in 30 months from the date of acquisition, respectively. This acquisition expands the Company’s home and school based behavioral health rehabilitation services into northwestern Pennsylvania.

The cash portion of the purchase price was funded with our operating cash. With respect to the unsecured subordinated promissory note issued to the sellers in connection with this acquisition, failure to pay any installment of principal or interest when due or the initiation of bankruptcy or related proceedings by us constitutes an event of default under the promissory note provisions. If a failure to pay any installment of principal or interest when due remains uncured after the time provided by the promissory note, the unpaid principal and any accrued and unpaid interest may become due immediately. In such event, a cross default could be triggered under the second amended and restated loan agreement with CIT Healthcare LLC, dated June 28, 2005. In the case of bankruptcy or related proceedings initiated by us, the unpaid principal and any accrued and unpaid interest becomes due immediately.

The description of the asset purchase agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as an exhibit to this Report. The asset purchase agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the registrant or the other parties thereto. The asset purchase agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement. In addition, the asset purchase agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in the registrant’s public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Asset Purchase Agreement dated as of October 5, 2007 by and among Children’s Behavioral Health, Inc., Family & Children’s Services, Inc. and Mary L. White, as shareholder. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: October 12, 2007	By:	/s/ Michael N. Deitch
Michael N. Deitch
Chief Financial Officer

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